UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 21, 2009
(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	1-1035 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
122 — 1st Avenue South
Saskatoon, Saskatchewan, Canada S7K 7G3
(Address of principal executive offices, including zip code)
306 / 933-8500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On January 21, 2009, Potash Corporation of Saskatchewan Inc. (“PotashCorp”) entered into an amended and restated revolving term credit facility (the “Credit Facility”) with the lenders named therein and The Bank of Nova Scotia, as agent. The Credit Facility amends and restates PotashCorp’s 364-day revolving credit facility, dated as of May 29, 2008 and previously amended on July 29, 2008, to extend the maturity date from May 28, 2009 to May 28, 2010 and increase the available borrowings from $1.0 billion to $1.5 billion.
     The foregoing description is qualified in its entirety by reference to the Credit Facility, which is attached hereto as Exhibit 4(a) and incorporated herein by reference.
     Some of the lenders under the Credit Facility have in the past performed, and may in the future perform, investment banking, financial advisory, lending or commercial banking services, or other services for PotashCorp and its subsidiaries, for which they have received, and may in the future receive, customary fees.
Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Description

4(a)	Amended and Restated Revolving Term Credit Facility, dated January 21, 2009, between the registrant, as borrower, and the lenders named therein and The Bank of Nova Scotia, as agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.
By:	/s/ Joseph Podwika
	Name:	Joseph Podwika
	Title:	Senior Vice President, General Counsel and Secretary

Dated: January 22, 2009

Index to Exhibits

Exhibit Number	Exhibit Description

4(a)	Amended and Restated Revolving Term Credit Facility, dated January 21, 2009, between the registrant, as borrower, and the lenders named therein and The Bank of Nova Scotia, as agent.